                                                                   EXHIBIT 5.1

                        ARGUE PEARSON HARBISON & MYERS
                      801 SOUTH FLOWER STREET, SUITE 500
                        LOS ANGELES, CALIFORNIA 90017

                               August 24, 1994


                                                                         7173

Omega Healthcare Investors, Inc.
905 West Eisenhower Circle
Suite 110
Ann Arbor, MI 48103


            Re: Health Equity Properties Incorporated Merger into Omega Healthcare Investors, Inc.

Gentlemen:

        We have examined the Registration Statement dated August 24, 1994, which you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 5,885,958 shares of your Common Stock, par value $.10 (the "Stock"), as contemplated by the Amended and Restated Merger Agreement and Plan of Reorganization dated as of June 17, 1994 (the "Merger Agreement") by and between Omega Healthcare Investors, Inc. ("Omega") and Health Equity Properties Incorporated ("HEP"). We have also examined the Merger Agreement proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken by you, in connection with the authorization and issuance of the Stock.

        It is our opinion that, subject to the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, the Stock will, upon issuance thereof in the manner described in the Registration Statement and in accordance with the provisions of the Merger Agreement (including but not limited to obtaining shareholder approval and completing the necessary filings intended to effect the Merger of HEP with and into Omega under the laws of Maryland and North Carolina), be legally issued, fully paid and nonassessable.

Omega Healthcare Investors, Inc.
August 23, 1994
Page 2


        We consent to the use of this opinion as an exhibit to said Registration Statement, and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part thereof.


                                                Very truly yours,

                                                ARGUE PEARSON HARBISON & MYERS